As filed with the Securities and Exchange Commission on August 14, 2009.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0433642 (I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of Principal Executive Offices, including Zip Code)

CORNELL COMPANIES, INC. 2006 INCENTIVE PLAN

and

AMENDED AND RESTATED CORNELL COMPANIES, INC. 2006 DIRECTOR STOCK PLAN

(Full title of the plan)

Cathryn L. Porter

General Counsel
CORNELL COMPANIES, INC.

1700 West Loop South, Suite 1500

Houston, Texas 77027

(713) 623-0790

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With Copy to:

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Attention: Charles L. Strauss

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock ($.001 par value), and rights attached thereto	949,950 shares of Common Stock(2)	$19.96	$18,961,002.00	$1,058.02

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange on August 11, 2009.

(2)                                  Represents 865,000 shares of Common Stock added to the Cornell Companies, Inc. 2006 Incentive Plan, as amended and restated, which were added by an amendment thereto approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on June 18, 2009, 60,000 shares of Common Stock added to the Amended and Restated Cornell Companies, Inc. 2000 Director Stock Plan by an amendment thereto approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on June 18, 2009, and 24,950 shares of Common Stock under the Cornell Companies, Inc. 2006 Incentive Plan, as amended and restated, which were approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on June 29, 2006 and not previously registered. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the registration statement also includes an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the above plans.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register 889,950 additional shares of Common Stock subject to issuance under the Cornell Companies, Inc. 2006 Incentive Plan, as amended and restated, and 60,000 additional shares of Common Stock subject to issuance under the Amended and Restated Cornell Companies, Inc. 2000 Director Stock Plan.  Pursuant to General Instruction E of Form S-8, the contents of Registration Statement No. 333-141636 relating to the Cornell Companies, Inc. 2006 Incentive Plan described herein is incorporated herein by reference and the contents of Registration Statement No. 333-121074 relating to the Amended and Restated Cornell Companies, Inc. 2000 Director Stock Plan described herein is incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

4.1	Cornell Companies, Inc. 2006 Incentive Plan, as amended and restated (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed April 28, 2009).

4.2	Amended and Restated Cornell Companies, Inc. 2000 Director Stock Plan (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed April 28, 2009).

5.1*	Opinion of Fulbright & Jaworski L.L.P.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on page II-2).

*  Denotes exhibit filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on August 14, 2009.

CORNELL COMPANIES, INC.

By:	/s/ James E. Hyman
James E. Hyman
Chairman of the Board, Chief Executive Officer
and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James E. Hyman and Cathryn L. Porter, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James E. Hyman	Chairman of the Board, Chief Executive Officer, President, and Director (Principal Executive Officer)	August 14, 2009
James E. Hyman

/s/ John R. Nieser	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 14, 2009
John R. Nieser

/s/ Max Batzer	Director	July 30, 2009
Max Batzer

/s/ Anthony R. Chase	Lead Director	July 30, 2009
Anthony R. Chase

/s/ Richard Crane	Director	July 30, 2009
Richard Crane

/s/ Zachary R. George	Director	July 30, 2009
Zachary R. George

/s/ Andrew R. Jones	Director	August 13, 2009
Andrew R. Jones

/s/ Alfred Jay Moran, Jr.	Director	July 30, 2009
Alfred Jay Moran, Jr.

/s/ D. Stephen Slack	Director	July 30, 2009
D. Stephen Slack

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

4.1	Cornell Companies, Inc. 2006 Incentive Plan, as amended and restated (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed April 28, 2009).

4.2	Amended and Restated Cornell Companies, Inc. 2000 Director Stock Plan (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed April 28, 2009).

5.1*	Opinion of Fulbright & Jaworski L.L.P.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on page II-2 of this Registration Statement).

*  Denotes exhibit filed herewith.